Exhibit 4.2

SUBSCRIPTION AGREEMENT

Class A Common Stock

of

To The Stars Academy of Arts and Science Inc.

This Subscription Agreement (this “Subscription Agreement”) relates to my/our agreement to purchase ____________ shares of Class A Common stock (the “Shares”), par value $.0001, to be issued by To The Stars Academy of Arts and Science Inc., a Delaware corporation (the “Company”), for a purchase price of $5.00 per Share (the “Securities”), for a total purchase price of $___________ (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Offering Circular for the sale of the Shares, dated ___________________ (the “Offering Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

I understand that if I wish to purchase Securities, I must complete this Subscription Agreement and submit the applicable Subscription Price as set forth herein. Subscription funds submitted by Investors will be held by and at an FDIC insured bank in compliance with SEC Rule 15c2-4, with funds to be released to the Company at closing, as described in the Offering Circular. The escrow account will be maintained by Wilmington Trust, N.A., as escrow agent. In the event that the Offering is terminated, then the Securities will not be sold to investors pursuant to this offering and all funds will be returned to investors from escrow together with interest, if any. If any portion of the Securities is not sold in the offering, any funds paid by me for such portion of the Securities will be returned to me promptly.

In order to induce the Company to accept this Subscription Agreement for the Securities and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership

☐   Individual   ☐    Joint   ☐   Institution

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner:	Joint-Owner/Minor: (If applicable.)
Name:	Name:
Social Security/Tax ID Number:	Social Security/Tax ID Number:
Street Address:	Street Address:
City:	City:
State:	State:
Postal Code:	Postal Code:
Country:	Country:
Phone Number:	Phone Number:
Email Address:	Email Address:

3. Investor Eligibility Certifications

I understand that to purchase Securities, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), or I must limit my investment in the Securities to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Securities.

I hereby represent and warrant that I meet the qualifications to purchase Securities because:

☐ The aggregate purchase price for the Securities I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐ I am an accredited investor.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds will be returned from escrow together with interest, if any.

5. I have received the Offering Circular.

6. I accept the terms of the Certificate of Incorporation of the Company.

7. I am purchasing the Securities for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

9. Electronic Consent and Electronic Delivery of Documents

Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement's electronic signature include your signing this Subscription Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on Banq.co®.

I agree that any time I click on an "I Agree," "I Consent" or other similarly worded button or entry field with my mouse, keystroke or other device, my agreement or consent is legally binding and enforceable and is the legal equivalent of my handwritten signature on an agreement that is printed on paper. I agree to be bound by any affirmation, assent or agreement transmitted to or through the Company’s website(s) or the Company’s transfer agent by computer or other electronic device, including internet, telephonic and wireless devices, including but not limited to any consent I give or will give to receive communications from = the Company, or any of its affiliates, solely through electronic transmission.

I understand that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, "Communications") regarding my investment in the Company, may be delivered by electronic means, such as by e-mail or through the Company’s transfer agent. I consent to electronic delivery as described in the preceding sentence. In so consenting, I acknowledge that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. I also acknowledge that an e-mail from the Company or its affiliates may be accessed by recipients other than myself and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. I understand that the Company gives no warranties in relation to these matters.

I further understand and agree to each of the following:

•	As long as my consent remains in effect, the Company may provide all Communications to me electronically in lieu of providing paper Communications, including without limitation all shareholder notices and shareholder meeting notices.

•	Hardware and software that I will need. Electronic Communications may be provided via e-mail from the Company and/or affiliates of the Company. In order to view and retain the Communications, my computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an Internet Service Provider or any other capable communications medium, and with software capable of viewing and printing a ..pdf file created by Adobe Acrobat. Further, I must have a personal e-mail address capable of sending and receiving e- mail messages to and from the Company and/or affiliates of the Company. To print documents, I will need access to a printer compatible with my hardware and the required software.

•	If these software or hardware requirements change in the future, the Company will notify me through the Company’s website or through the transfer agent.

•	To facilitate these services, I must provide the Company and its transfer agent with a current e-mail address and update that information as necessary. Unless otherwise required by law, I will be deemed to have received any electronic Communications that are sent to the most current e-mail address provided.

The Company will not assume liability for non-receipt of Communications in the event my e-mail address on file is invalid, my e-mail or Internet service provider filters the notification as "spam" or "junk mail," there is a malfunction in my computer, browser, Internet service and/or software, or for any other reasons beyond the control of the Company, its transfer agent, and/or affiliates of the Company.

10. Delivery Instructions.

If you are funding via escrow through either an ACH authorization or a wire transfer pursuant to the escrow instructions set forth in the Offering Circular, please fill out the information below to have your shares delivered held at the transfer agent or delivered to your residence.

☐ Retain at the transfer agent

☐ Deliver to the address of record above.

11. Governing Law; Jurisdiction; Jury Trial Waiver

This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

EACH OF THE SUBSCRIBER AND THE COMPANY CONSENTS AND IRREVOCABLY AGREES TO THE SELECTION OF AN ALTERNATIVE FORUM, THE COURT OF CHANCERY IN THE STATE OF DELAWARE AS ITS SOLE AND EXCLUSIVE FORUM FOR ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT. EACH OF SUBSCRIBER AND THE COMPANY ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. EACH OF SUBSCRIBER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS. HOWEVER, NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO BE APPLICABLE TO ANY ACTION ARISING UNDER THE FEDERAL SECURITIES LAWS.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENT THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO AN SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS PROVISION, EACH SUBSCRIBER WILL NOT BE DEEMED TO HAVE WAIVED THE COMPANY’S COMPLIANCE WITH U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber: _______________________________________ Name: Email: Date:
Company: /s/ Name: Company: To The Stars Academy of Arts and Science Inc. Title: